EXHIBIT 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 3, 2017

Purchase Price:

10% SENIOR SECURED CONVERTIBLE NOTE

DUE NOVEMBER 1, 2018

THIS NOTE is a duly authorized and 10% Senior Secured Convertible Note of Advanced Environmental Petroleum Producers, Inc., a Florida corporation, having a principal place of business at 14405 Walters Road, Suite 780, Houston, Texas 77014 (the “Company”), designated as its 10% Senior Secured Convertible Notes due November 1, 2018 (this Note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to __________________ or its registered assigns (the “Holder”), the principal sum of $____________ on November 1, 2018 or such earlier date as the Notes are required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e)(iii).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

Page 1 of 26

“Change of Control Transaction” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) Michael Redman shall no longer be employed by the Company as President on a full time basis, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

“Closing Bid Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by The OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Common Stock” means the common stock, par value $.0001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of Notes or as payment of interest in accordance with the terms hereof.

“Note Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Event of Default” shall have the meaning set forth in Section 7.

Page 2 of 26

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have complied with all conversion and other provisions of the Notes and Transaction Documents and shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell at least the number of shares of Common Stock issuable pursuant to the Transaction Documents at such time (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares and Warrant Shares issuable pursuant to the Transaction Documents may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of five times (5x) all of the shares issuable pursuant to the Notes and Warrants, (f) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Redemption or Monthly Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount or Monthly Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (j) the Company’s Common Stock is DWAC eligible and not subject to a DTC “chill;” and (k) for each Trading Day in a period of 10 consecutive Trading Days prior to the applicable date in question (a) the daily dollar trading volume for the Common Stock on the principal Trading Market exceeds $75,000 per Trading Day and (b) the weighted average stock price for the Common Stock on the principal Trading Market is above 50% of the closing stock price on the Closing Date (as adjusted for all stock splits stock dividends, stock combinations, reclassifications and other transactions).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e)(iii) hereof.

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) 75% of the average of the 5 lowest Closing Bid Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a). “Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in the second paragraph to this Note.

“Mandatory Prepayment Amount” for any Notes shall equal the sum of (i) 125% of the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Notes.

Page 3 of 26

“Monthly Conversion Period” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Conversion Price” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Redemption” means the redemption of this Note pursuant to Section 6(b) hereof.

“Monthly Redemption Amount” means, as to a Monthly Redemption, 1/7th of the original Principal Amount of this Note, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Note.

“Monthly Redemption Date” means the 1st of each month, commencing immediately upon May 1, 2018, and terminating upon the full redemption of this Note.

“Monthly Redemption Notice” shall have the meaning set forth in Section 6(b) hereof.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means the sum of (a) 120% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Note.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” shall mean the date of the first issuance of the Notes regardless of the number of transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Indebtedness” means (i) indebtedness described in Schedule 3.1(g) of the Purchase Agreement; provided, that the principal amount of such indebtedness is not increased, the terms of such indebtedness are not modified to impose more burdensome terms upon the Company or any of its Subsidiaries and the terms of such indebtedness are not materially changed in any manner that adversely affects any Holder, (ii) unsecured indebtedness incurred by the Company that matures after the Notes and is made expressly subordinate in right of payment to the Notes, on terms satisfactory to the Majority Holders (collectively, the “Subordinated Indebtedness”), (iii) obligations in respect of performance, bid, appeal and surety bonds and guarantees and similar obligations provided in the ordinary course of business, (iv) indebtedness consisting of the financing of insurance premiums or take-or-pay obligations in each case, incurred in the ordinary course of business, (v) capital leases entered into in the ordinary course of business and consistent with past practices, not to exceed $250,000, and (vi) indebtedness related to trade payables incurred in the ordinary course of the Company’s or its Subsidiaries’ business and consistent with past practices, not to exceed $250,000.

Page 4 of 26

“Permitted Liens” means (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business and consistent with past practices, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, and (v) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

“Pre-Redemption Conversion Shares” shall have the meaning set forth in Section 6(b) hereof.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 3, 2017, to which the Company, Oncolix and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” means an equity or debt financing for the account of the Company or its Subsidiaries in which shares of common stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock, or indebtedness is issued, which financing results in cumulative aggregate proceeds to the Company of at least $8 million.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market on the date in question.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT LLC, any trading platform maintained by OTC Markets, Inc., including, but not limited to, the OTCQX, OTCQB and OTC Pink.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Page 5 of 26

Section 2. Interest.

a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable quarterly, on each of November 1, 2017, February 1, 2018 and May 1, 2018, then monthly thereafter on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 10 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, and (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below (the “Interest Conversion Shares”).

b) Company’s Election to Pay Interest in Cash or Shares of Common Stock. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

Page 6 of 26

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 24% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fee”) which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

Page 7 of 26

b) Conversion Procedures. Upon conversion of this Note as provided in Section 4(a), each Noteholder shall surrender its Note(s), appropriately endorsed, to the Company at its principal office, accompanied by written notice to the Company setting forth the name or names (with address(es)) in which the Conversion Shares issuable upon such conversion shall be issued and registered on the books of the Company. For purposes hereof, the “Conversion Date” shall be deemed to be the date of the closing of the Offering. On the Conversion Date, the Company shall deliver to Purchaser Conversion Shares in respect of the Notes to be converted. The Note(s) surrendered by the Noteholder shall be marked cancelled on the books of the Company as of the Conversion Date, whether or not surrendered. The Company shall have the right to cancel the Note(s) and issue to the Noteholder the Conversion Shares in the event that the Noteholder fails to promptly comply with the conversion procedures set forth above.

c) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lesser of (i) $0.075 per share, (ii) 75% of the Closing Bid Price of the Company’s Common Stock on the Closing Date, (iii) 75% of the average of the Closing Bid Prices of the Common Stock for the 10 consecutive Trading Days prior to the filing of the Registration Statement ending on the Trading Day that is immediately prior to the date the Registration Statement is filed with the Commission, provided, however, such price shall not be lower than 50% of the Closing Bid Price of the Common Stock on the Closing Date and (iv) 75% of the average of the Closing Bid Prices of the Common Stock for the 10 consecutive Trading Days prior to the effectiveness of the Registration Statement ending on the Trading Day that is immediately prior to the date the Registration Statement is effective with the Commission, provided, however, such price shall not be lower than 50% of the Closing Bid Price of the Common Stock on the Closing Date (collectively, the “Conversion Price”).

d) Conversion Limitations; Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to Section 4(a) or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 4(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 4(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Page 8 of 26

e) Mechanics of Conversion

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price. Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the Transfer Agent within two (2) business days of the Conversion Date accompanied by an opinion of counsel to Company of the Notice of Conversion.

ii. Delivery of Certificate Upon Conversion. Delivery of Certificate Upon Conversion . Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the twelve month and four business day anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (assuming compliance, and in accordance with, the requirements set forth in section 4.1 of the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the twelve month and four business day anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions (assuming compliance, and in accordance with, the requirements set forth in section 4.1 of the Purchase Agreement).

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Notes tendered for conversion.

Page 9 of 26

iv. Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(f)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, of $1000 for each Trading Day after such third Trading Day until such certificates are delivered. In addition if the Company fails to deliver instructions to the Transfer Agent by the day required above, the Company shall be required to pay an additional amount in cash, as liquidated damages and not as a penalty, of $1,000 for each date until such notice is given to the Transfer Agent as required. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount of Note being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

Page 10 of 26

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(f)(ii) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Notes in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(f)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Notes with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(f)(iv) in respect of the certificates resulting in such Buy-In.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Notes and payment of interest on the Note and exercise of the Warrants, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement and the Irrevocable Transfer Agent Instructions) be the number of shares issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of the Notes hereunder and under the Notes issuable under the Purchase Agreement and interest thereon and exercise of the Warrants. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

Page 11 of 26

vii. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

f) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Notes shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while the Notes are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note, including as interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Note is outstanding shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price shall be reduced to equal the Base Share Price and the number of Conversion Shares issuable hereunder shall be increased. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Conversion.

Page 12 of 26

c) Pro Rata Distributions. If the Company, at any time while Notes are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be determined by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d) Subsequent Rights Offerings. If the Company, at any time while the Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

e) Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

Page 13 of 26

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Notes during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Page 14 of 26

h) Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 5 in respect of an Exempt Issuance.

Section 6. Redemption; Automatic Conversion.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after Original Issue Date, the Company may, deliver a written notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all of the then outstanding principal amount of this Note for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the nonexistence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

Page 15 of 26

b) Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount (the “Monthly Redemption”). The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash and shall equal 110% of the Monthly Redemption Amount; provided, however, as to any Monthly Redemption and at least 20 Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares based on a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 75% of the average of the 5 lowest Closing Bid Prices for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (the price calculated during the 20 Trading Day period immediately prior to the Monthly Redemption Date, the “Monthly Conversion Price” and such 20 Trading Day period, the “Monthly Conversion Period”); provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless (x) the aggregate Monthly Redemption Amount (as to Monthly Redemption Amounts payable with Conversion Shares) under all Notes to which are to receive Monthly Redemption Amounts as to such Monthly Redemption is less than 20% of the total dollar trading volume of the Common Stock for the 20 Trading Days prior to the applicable Monthly Redemption Date, (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder, and (z) as to such Monthly Redemption, prior to such Monthly Conversion Period (but not more than 5 Trading Days prior to the commencement of the Monthly Conversion Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Monthly Redemption Amount equal to the quotient of (x) the applicable Monthly Redemption Amount divided by (y) the lesser of (A) the Conversion Price and (B) 75% of the average of the 5 lowest Closing Bid Prices during the 20 Trading Day period ending on the 3rd Trading Day immediately prior to the date of the Monthly Redemption Notice (the “Pre-Redemption Conversion Shares”). The Holder may convert, pursuant to Section 4(a), any principal amount of this Note subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder are due and paid in full. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Note converted during the applicable Monthly Conversion Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Amount payable in Conversion Shares. Any principal amount of this Note converted during the applicable Monthly Conversion Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Note scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied against such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions, shall be first applied against such conversion. The Company covenants and agrees that it will honor all Notices of Conversion tendered up until such amounts are paid in full. The Company’s determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement. At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election. Holders, at their option, upon 5 days’ notice to the Company may postpone their right to receive an amortization payment on a Note to the Maturity Date of the Note.

Page 16 of 26

c) Redemption Procedure. The payment of cash or issuance of Common Stock, as applicable, pursuant to an Optional Redemption or a Monthly Redemption or a Mandatory Prepayment shall be payable on the Optional Redemption Date and Monthly Redemption Date or Mandatory Prepayment Date, as applicable. If any portion of the payment pursuant to an Optional Redemption or Monthly Redemption or Mandatory Prepayment shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount or Monthly Redemption Amount or Mandatory Prepayment remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption or Monthly Redemption or Mandatory Prepayment, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied ratably among the Holders of Notes. The Holder may elect to convert the outstanding principal amount of the Note pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

d) Automatic Conversion. Upon a Qualified Offering of equity securities in conjunction with an uplisting of the Common Stock onto the New York Stock Exchange or the NASDAQ, subject to the provisions of subsections (x) and (y) of Section 4(b) hereof, all outstanding Notes plus all accrued but unpaid interest thereon shall automatically be converted into Common Stock at a 30% discount to the public offering price. No fractional shares are to be issued upon the conversion of this Note, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. To the extent that rounding up to the nearest whole number would result in a violation of Section 4(d)(vi), the Company shall pay the applicable converting Holder an amount in cash equal to the fractional share amount multiplied by the Closing Bid Price for the Common Stock on the such date of conversion. Such Automatic Conversions shall be subject to “down round protection” as provided in Section 4.16 of the Purchase Agreement.

e) Most Favored Nation. During the term of the Note, if the Company engages in any future financing transactions with a third party investor, the Company will provide the Holder with written notice (the “MFN Notice”) thereof promptly but in no event less than 10 days prior to closing any financing transactions. Included with the MFN Notice shall be a copy of all documentation relating to such financing transaction and shall include, upon written request of the Holder, any additional information related to such subsequent investment as may be reasonably requested by the Holder. In the event the Holder determines that the terms of the subsequent investment are preferable to the terms of the Securities of the Company issued to the Holder pursuant to the terms of the Purchase Agreement, the Holder will notify the Company in writing. Promptly after receipt of such written notice from the Holder, the Company agrees to amend and restate the Securities, and, as necessary, adjust the number of bonus shares, to be identical to the instruments evidencing the subsequent investment and any bonus shares issued in connection therewith. Notwithstanding the foregoing, this Section shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock.

f) Mandatory Repayment. If the Company or any or its Subsidiaries (i) engages in a Qualified Offering, (ii) shall be a party to any Change of Control Transaction or Fundamental Transaction, (iii) shall agree to sell or dispose any of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or (iv) at maturity, the Company will be required to offer to repay, in cash, the then remaining aggregate principal amount of the Notes at 120% of the principal amount thereof plus accrued interest to such date of repayment. The Company shall give the Holder at least ten (10) day’s prior written notice of its intention to repay the Note, during which time the Holder shall have the right to convert any portion of the Note into Common Stock.

Page 17 of 26

Section 7. Negative Covenants. So long as any portion of this Note is outstanding, with the consent of a Majority Holder, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

a) enter into, create, incur, assume or suffer to exist any indebtedness (except for Permitted Indebtedness) or liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to or pari passu with, in any respect, the Company’s obligations under the Notes;

b) amend its certificate of incorporation, bylaws or to her charter documents so as to adversely affect any rights of the Holder;

c) repay, repurchase or offer to repay, repurchase, make any payment in respect of or otherwise acquire any of its Common Stock, Preferred Stock, or other equity securities outstanding on the date hereof.

d) engage in any transactions with any officer, director, employee or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company. Notwithstanding the foregoing, so long as any of the Notes are outstanding, no cash payments shall be made to affiliates of or related parties to the Company on account of accrued amounts owing to such parties; or

e) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes party to the Security Agreement (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and guarantees the obligations under the Transaction Documents pursuant to an agreement satisfactory in all respects to the Purchaser, to the extent required by the Purchaser, satisfied each condition of this Agreement and the Transaction Documents as if such Subsidiary were a Subsidiary on the Closing Date;

f) incur capital expenditures in excess of $100,000.

g) Make any new investments (whether through the purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or a substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person;

h) authorize or approve any reverse stock split of the Common Stock; or

i) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

Page 18 of 26

i. any default in the payment of (A) the principal (including redemption or repayment amounts) of amount of any Note, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 5 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in this Note or any of the other Transaction Documents (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion which breach is addressed in clause (xviii) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder and (B) 10 Trading Days after the Company shall become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents other than the Notes, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is bound, which default, solely in the case of a default under clause (B) above, is not cured, within 10 Trading Days;

iv. any representation or warranty made by the Company herein, in any other Transaction Document, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder by the Company shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. (i) the Company or any of its Subsidiaries shall commence, or there shall be commenced against the Company or any such Subsidiary, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or (ii) there is commenced against the Company or any Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing;

Page 19 of 26

vi. the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Company shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $50,000, in the aggregate, for all officers and directors during the term of this Note);

xi. the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 10 Trading Days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event of Default within 5 Trading Days of the date due.

xii. the Company shall fail to fulfill its obligations under the Transaction Documents;

xiii. documents in regard to reserving shares for the Holder are no longer in effect.

xiv. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within seven Trading Days;

xv. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 40% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

xvi. the Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective by the Commission on or prior to the 180th calendar day after the Closing Date or the Company does not meet the current public information requirements under Rule 144(c) in respect of the Registrable Securities (as defined under the Registration Rights Agreement) for a period in excess of 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period;

xvii. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement in case of (a) and (b) for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 20 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(xvii);

Page 20 of 26

xviii. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

xix. any Person shall breach any agreement to deliver items to the initial Holders pursuant to Section 2.2 of the Purchase Agreement;

xx. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xxi. any of the Equity Conditions (other than in subsections (h) or (k) shall failed to be met; or

xxii. the Company fails to timely file, when due, a post-effective amendment to a Registration Statement or SEC report (e.g., Forms 8-K, 10-Q or 10-K, or Schedules 14A, 14C or 14(f)), or, if the filing date of such report is properly extended pursuant to SEC Rule 12b-25, when the date of any such filing extension lapses;

xxiii. the Company fails to obtain stockholder approval to increase the authorized shares of capital stock of the Company within 60 days of the Closing Date such that the Company will have the ability to issue all shares of Common Stock that may be issuable upon conversion in full of the Notes and exercise in full of the Warrants; or

xxiv. the Company fails to increase the reserve to five (5) times the number of shares of Common Stock of the Company required for issuance upon conversion in full of the Notes and exercise in full of the Warrants within 60 days of the Closing Date.

b) Remedies Upon Event of Default. If any Event of Default occurs, of the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. In lieu of a cash payment the Holder may elect to receive all or part of a Mandatory Default Amount in Conversion Shares, from time to time, based on a conversion price equal to 65% of the average of the 5 lowest Closing Bid Prices for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to each such conversion. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 24% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. All Notes for which the full Mandatory Prepayment Amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Page 21 of 26

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number 281-698-2070, or email Attn: Michael Redman, at 14405 Walters Road, Suite 780, Houston, Texas 77014, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number, email or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein and pari passu with the Advisory Fee Payments.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

d) Security Interest This Note is direct debt obligation of the Company and, pursuant to the Security Agreement is secured by a first priority perfected security interest all of the assets of the Company and the Subsidiaries.

Page 22 of 26

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Page 23 of 26

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Seniority. This Note is senior in right of payment to any and all other indebtedness of the Company.

k) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

l) Amendment. This Note may be modified or amended or the provisions hereof waived or amended with the written consent of the Company and the Majority Holders.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS, INC.

By:	/s/ Michael T. Redman
Name:	Michael T. Redman
Title:	President and CEO

Page 24 of 26

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Senior Secured Convertible Note of Advanced Environmental Petroleum Producers, Inc., a Florida corporation (the “Company”), due on November 1, 2018, into shares of common stock, par value $0.001 per share (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Note.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Notes to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____________ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:
Name:
Address:

Page 25 of 26

Schedule 1

CONVERSION SCHEDULE

The 10% Senior Secured Convertible Notes due on November 1, 2018, in the aggregate principal amount of up to $ issued by Advanced Environmental Petroleum Producers, Inc., a Florida corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent To Conversion (or original Principal Amount)	Company Attest

Page 26 of 26